Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 332-3990 fax: (617) 332-2261

FOR IMMEDIATE RELEASE

Contacts: Timothy A. Bonang, Director of Investor Relations, or Katherine L. Johnston, Manager of Investor Relations (617) 796-8222 www.hrpreit.com

HRPT Properties Trust Announces Results for the Periods

Ended June 30, 2008

Newton, MA (August 5, 2008): HRPT Properties Trust (NYSE: HRP) today announced financial results for the quarter and six months ended June 30, 2008.

Results for the quarter ended June 30, 2008:

Net income available for common shareholders was $55.4 million for the quarter ended June 30, 2008, compared to $16.1 million for the same quarter last year. Net income available for common shareholders per share, basic and diluted, (EPS) for the quarters ended June 30, 2008 and 2007 was $0.25 and $0.08, respectively. Net income for the quarter ended June 30, 2008 includes a $40.0 million, or $0.18 per share, gain on sale of properties.

Funds from operations (FFO) available for common shareholders for the quarter ended June 30, 2008 was $64.1 million, or $0.28 per share basic and diluted, compared to FFO available for common shareholders for the quarter ended June 30, 2007 of $62.6 million, or $0.30 per share basic and $0.29 per share diluted.

The weighted average number of basic and diluted common shares outstanding totaled 225,448,673 and 254,641,331 respectively, for the quarter ended June 30, 2008, and 211,720,711 and 240,913,369 respectively, for the quarter ended June 30, 2007.

Results for the six months ended June 30, 2008:

Net income available for common shareholders was $70.1 million for the six months ended June 30, 2008, compared to $33.8 million for the same period last year. Net income available for common shareholders per share, basic and diluted, (EPS) for the six months ended June 30, 2008 and 2007 was $0.31 and $0.16, respectively. Net income for the six months ended June 30, 2008 includes a $40.0 million, or $0.18 per share, gain on sale of properties.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Funds from operations (FFO) available for common shareholders for the six months ended June 30, 2008 was $127.2 million, or $0.56 per share basic and $0.55 per share diluted, compared to FFO available for common shareholders for the six months ended June 30, 2007 of $123.8 million, or $0.59 per share basic and $0.57 per share diluted.

The weighted average number of basic and diluted common shares outstanding totaled 225,446,585 and 254,639,243 respectively, for the six months ended June 30, 2008, and 211,167,789 and 240,360,447 respectively, for the six months ended June 30, 2007.

Occupancy and Leasing Results (excluding properties classified in discontinued operations):

As of June 30, 2008, 90.9% of HRP’s total square feet was leased, compared to 92.7% as of June 30, 2007.

HRP signed lease renewals for 1,316,000 square feet and new leases for 379,000 square feet during the quarter ended June 30, 2008, for weighted average rental rates that were 9% above prior rents for the same space. Average lease terms for leases signed during the second quarter of 2008 were 5.6 years. Commitments for tenant improvement and leasing commission (TI/LC) costs for leases signed during the quarter ended June 30, 2008 totaled $7.84 per square foot on a weighted average basis.

Investing Activities:

During the second quarter of 2008, HRP acquired one office property with 374,000 square feet of space for $53.1 million, excluding closing costs, and sold five properties with 449,000 square feet of space for $83.8 million, excluding closing costs.

Conference Call:

On Tuesday, August 5, 2008, at 1:00 p.m. Eastern Time, Adam Portnoy, Managing Trustee, and John Popeo, Chief Financial Officer, will host a conference call to discuss the second quarter 2008 results.

The conference call telephone number is (888) 256-0990. Participants calling from outside the United States and Canada should dial (913) 312-0840. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 4:00 p.m. Eastern Time on Tuesday, August 12th. To hear the replay, dial (719) 457-0820. The replay pass code is 4989931.

A live audio webcast of the conference call will also be available in a listen only mode on HRP’s website, which is located at www.hrpreit.com. Participants wanting to access the webcast should visit the company’s web site about five minutes before the call. The archived webcast will be available for replay on HRP’s web site for about one week after the call.

Supplemental Data:

A copy of HRP’s Second Quarter 2008 Supplemental Operating and Financial Data is available for download at HRP’s web site, www.hrpreit.com, which web site is not part of this press release.

HRPT Properties Trust is a real estate investment trust, or REIT, which primarily owns office buildings located throughout the United States. As of June 30, 2008, HRP owned 489 operating properties with 63.4 million square feet, including approximately 17 million square feet of leased industrial and commercial lands in Oahu, HI, and 44 properties with 1.8 million square feet under contract for sale. HRP is headquartered in Newton, Massachusetts.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition, along with an explanation of our calculation of FFO.

HRPT Properties Trust

Consolidated Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Rental income	$204,273	$196,231	$405,445	$387,197

Expenses:
Operating expenses	83,747	77,800	164,964	154,534
Depreciation and amortization	45,228	42,684	90,041	83,211
General and administrative	8,991	8,633	17,853	16,724
Total expenses	137,966	129,117	272,858	254,469
Operating income	66,307	67,114	132,587	132,728

Interest income	89	567	418	1,025
Interest expense (including amortization of debt discounts, premiums and deferred financing fees of $1,431, $1,038, $2,526 and $2,148, respectively)	(44,383)	(42,190)	(89,423)	(82,308)
Loss on early extinguishment of debt	—	(711)	—	(711)
Income from continuing operations before income tax expense	22,013	24,780	43,582	50,734
Income tax benefit (expense)	4	—	(160)	—
Income from continuing operations	22,017	24,780	43,422	50,734
Discontinued operations:
Income from discontinued operations	6,068	6,694	12,069	13,888
Gain on sale of properties	39,967	—	39,967	—
Net income	68,052	31,474	95,458	64,622
Preferred distributions	(12,667)	(15,401)	(25,334)	(30,802)
Net income available for common shareholders	$55,385	$16,073	$70,124	$33,820

Calculation of Funds from Operations, or FFO (1):
Net income	$68,052	$31,474	$95,458	$64,622
Plus: depreciation and amortization from continuing operations	45,228	42,684	90,041	83,211
Plus: depreciation and amortization from discontinued operations	3,454	3,102	7,004	6,086
Loss on early extinguishment of debt:
Add: amount included in expenses	—	711	—	711
Less: portion settled in cash	—	—	—	—
Less: gain on sale of properties	(39,967)	—	(39,967)	—
FFO	76,767	77,971	152,536	154,630
Less: preferred distributions	(12,667)	(15,401)	(25,334)	(30,802)
FFO available for common shareholders	$64,100	$62,570	$127,202	$123,828

Weighted average common shares outstanding – basic	225,449	211,721	225,447	211,168
Weighted average common shares outstanding – diluted (2)	254,642	240,914	254,640	240,361

Per common share:
Income from continuing operations available for common shareholders – basic and diluted	$0.04	$0.04	$0.08	$0.09
Income from discontinued operations – basic and diluted	$0.20	$0.03	$0.23	$0.07
Net income available for common shareholders – basic and diluted	$0.25	$0.08	$0.31	$0.16
FFO available for common shareholders – basic	$0.28	$0.30	$0.56	$0.59
FFO available for common shareholders – diluted	$0.28	$0.29	$0.55	$0.57

Common distributions paid	$0.21	$0.21	$0.42	$0.42

(1)   We compute FFO as shown in the calculations above. Our calculations of FFO differ from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we add loss on early extinguishment of debt unless settled in cash. We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense and gains or losses on sales of depreciated operating properties, FFO can facilitate a comparison of operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our Board of Trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectations of future capital requirements and operating performance.

(2)   As of June 30, 2008, we had 15,180 series D preferred shares that were convertible into 29,193 common shares. The effect of our series D convertible preferred shares on income from continuing operations available for common shareholders per share is anti-dilutive to income but dilutive to FFO for the quarter and six months ended June 30, 2008 and 2007. Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Net income available for common shareholders	$55,385	$16,073	$70,124	$33,820
Add - Series D convertible preferred distributions	6,167	6,167	12,334	12,334
Net income available for common shareholders – diluted	$61,552	$22,240	$82,458	$46,154

FFO available for common shareholders	$64,100	$62,570	$127,202	$123,828
Add - Series D convertible preferred distributions	6,167	6,167	12,334	12,334
FFO available for common shareholders – diluted	$70,267	$68,737	$139,536	$136,162

Weighted average common shares outstanding – basic	225,449	211,721	225,447	211,168
Effect of dilutive Series D preferred shares	29,193	29,193	29,193	29,193
Weighted average common shares outstanding – diluted	254,642	240,914	254,640	240,361

HRPT Properties Trust

Consolidated Balance Sheets

(amounts in thousands, except share data)

	June 30,	December 31,
	2008	2007
		(audited)
ASSETS
Real estate properties:
Land	$1,166,638	$1,189,684
Buildings and improvements	4,770,280	4,966,610
	5,936,918	6,156,294
Accumulated depreciation	(799,958)	(808,216)
	5,136,960	5,348,078
Properties held for sale	311,665	—
Acquired real estate leases	151,869	150,672
Cash and cash equivalents	33,277	19,879
Restricted cash	94,105	18,027
Rents receivable, net of allowance for doubtful accounts of $8,082 and $6,290, respectively	174,677	197,967
Other assets, net	100,593	124,709
Total assets	$6,003,146	$5,859,332

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$301,000	$140,000
Senior unsecured debt, net	2,240,504	2,239,784
Mortgage notes payable, net	380,116	394,376
Mortgage notes payable and other liabilities related to properties held for sale	16,271	—
Accounts payable and accrued expenses	96,358	89,441
Acquired real estate lease obligations	42,375	41,607
Rent collected in advance	22,628	24,779
Security deposits	12,597	16,063
Due to affiliates	12,819	10,399
Total liabilities	3,124,668	2,956,449

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series B preferred shares; 8 3/4% cumulative redeemable at par on or after September 12, 2007; 7,000,000 shares issued and outstanding, aggregate liquidation preference $175,000	169,079	169,079
Series C preferred shares; 7 1/8% cumulative redeemable at par on or after February 15, 2011; 6,000,000 shares issued and outstanding, aggregate liquidation preference $150,000	145,015	145,015
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Common shares of beneficial interest, $0.01 par value:
350,000,000 shares authorized; 225,464,497 and 225,444,497 shares issued and outstanding, respectively	2,255	2,254
Additional paid in capital	2,923,611	2,923,455
Cumulative net income	1,923,067	1,827,609
Cumulative common distributions	(2,346,225)	(2,251,539)
Cumulative preferred distributions	(306,594)	(281,260)
Total shareholders’ equity	2,878,478	2,902,883
Total liabilities and shareholders’ equity	$6,003,146	$5,859,332